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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 15, 2005
(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado		80110
(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        The Compensation Committee of the Company's Board of Directors finalized the terms of a restricted stock unit grant for John Douglas Morton, Chairman of the Board of Directors, Chief Executive Officer and President under the Company's long term incentive plan, effective April 15, 2005. Mr. Morton was granted 74,766 restricted stock units with a market value of approximately $2.0 million. The grant of 74,766 restricted stock units to Mr. Morton vest ratably over a period of five years from the date of grant commencing in 2006 provided that certain pre-determined annual performance targets have been achieved. If the applicable annual performance target is not achieved as of the end of a particular fiscal year, no vesting will occur for that year. If restricted stock units do not vest because the annual performance target was not achieved in a particular year, the restricted stock units may vest in a subsequent year if the cumulative performance target for all prior years is obtained in a subsequent year. If the specified performance targets are never met, then the restricted stock units will terminate without vesting.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 16, 2005, the Company's Board of Directors approved the promotion of Kerry M. Sims to the position of Executive Vice President Human Resources reporting to Doug Morton, Chairman, Chief Executive Officer and President of The Sports Authority, Inc.

        Mr. Sims, age 47, previously held the position of Senior Vice President Human Resources and has been employed by the Company since December 2002. Prior to joining The Sports Authority, Inc. from February 2001 to December 2002, he served as Vice President Global Talent Acquisition for Sapient, Inc. a global business and technology consultancy. Mr. Sims has also served in various human resources and line management capacities with AOL/Time Warner, The Coca-Cola Company, Victoria's Secret Stores, and Circuit City Stores, Inc.

        Mr. Sims will receive an annual base salary of $350,000 and participation in the corporate bonus plan with a target bonus of 60% of annual base salary. If Mr. Sims terminates his employment for "good reason" or if he is terminated without "cause," he shall be entitled to receive payment of a multiple of his base salary. Mr. Sims is entitled to participate in all benefit programs for which senior executives are generally eligible. Additionally, on April 7, 2005, Mr. Sims was granted 16,802 restricted stock units with a market value of $475,000 under the Company's long term incentive plan, which vest after five years from the date of grant or sooner if certain pre-determined performance targets are met.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.
By:	/s/ THOMAS T. HENDRICKSON Name: Thomas T. Hendrickson Title: Chief Financial Officer, Chief Administrative Officer and Treasurer

Date: April 21, 2005

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES